                                                        EX-99.B(j)valconsnt
INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 1 to
Registration Statement No. 333-45972 on Form N-1A of Waddell & Reed
Advisors Value Fund, Inc. of our report dated August 3, 2001, appearing in the Statement of Additional Information, which is part of such Registration
Statement, and to the reference to us under the caption "Financial
Highlights" in the Prospectus, which is also part of such Registration
Statement.

/s/Deloitte & Touche LLP
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Deloitte & Touche LLP
Kansas City, Missouri
October 24, 2001